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                                                                   Exhibit 10.11


                                PROMISSORY NOTE
                             RENEWAL AND EXTENSION
                               September 24, 2001


For value received, the undersigned, RMH Teleservices, Inc. ("Borrower"), hereby promises to pay to the order of Special Investment Risks, Ltd. ("Lender"), in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000.00), together with simple interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of actual number of days elapsed in a 360-day year, from the date hereof until this Note is fully paid at the annual rate equal to eight and one half percent (8.5%).

The outstanding unpaid principal balance of this Note, plus all accrued and unpaid interest, shall become due and payable on October 24, 2001.

Borrower agrees to pay all costs of collection, including attorneys' fees, in the event any principal and/or interest on this Note is not paid when due. Except as otherwise required by the terms of this Note, Borrower hereby waives presentment, demand, protest, dishonor and notice of dishonor. This Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.

IN WITNESS THEREOF, Borrower has executed and delivered this Note as of the date first above written. This note is a renewal and extension of the promissory note, dated July 19, 2001.


                                             RMH Teleservices, Inc

                                             By: /s/ John A. Fellows
                                                -----------------------------
                                             Name: John A. Fellows
                                                  ---------------------------
                                             Title: Chief Executive Officer
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